Exhibit 99.(h)(xi)

AMENDMENT 8

to the

AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT

among

The funds comprising the Lord Abbett Family of Funds

(each, a “Fund” or collectively, the “Funds”) as set forth on Exhibit 1

and

Lord, Abbett & Co. LLC (“Lord Abbett”)

WHEREAS, the Funds and Lord Abbett entered into an Amended and Restated Administrative Services Agreement dated May 1, 2016, as may be amended from time to time (the “Agreement”);

WHEREAS, Section 9 of the Agreement provides for the addition to the Agreement of new funds created in the Lord Abbett Family of Funds where such funds wish to engage Lord Abbett to perform administrative services under the Agreement; and

WHEREAS, the Funds and Lord Abbett desire to further amend the Agreement to include such additional funds;

NOW, THEREFORE, in consideration of the mutual covenants and of other good and valuable consideration, receipt of which is hereby acknowledged, the parties mutually agree to amend the Agreement in the following respects:

1.	The Agreement is hereby amended to add the following fund to Exhibit 1 of the Agreement:

Lord Abbett Trust I

- Lord Abbett Climate Focused Bond Fund

- Lord Abbett Short Duration High Yield Fund

2.	The Agreement shall remain the same in all other respects.

3.         The Amendment is dated as of April 2, 2020 and is effective, with respect to the Fund added pursuant to paragraph 1 above, as of the Funds’ commencement of operations.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to the Agreement to be executed in its name and on its behalf by its duly authorized representative.

On behalf of each of the Lord Abbett Funds listed on Exhibit 1 attached hereto

By:	/s/ Bernard J. Grzelak
Bernard J. Grzelak
Chief Financial Officer and Vice President

Attested:

/s/ John T. Fitzgerald
John T. Fitzgerald
Vice President and Assistant Secretary

LORD, ABBETT & CO. LLC

By:	/s/ Lawrence B. Stoller
Lawrence B. Stoller
Member and General Counsel

Attested:

/s/ John T. Fitzgerald
John T. Fitzgerald
Vice President and Assistant Secretary

EXHIBIT 1 (AMENDED AS OF APRIL 2, 2020)1

TO

AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT

The following funds comprise the Lord Abbett Family of Funds:

Lord Abbett Affiliated Fund, Inc.

Lord Abbett Bond-Debenture Fund, Inc.

Lord Abbett Credit Opportunities Fund

Lord Abbett Developing Growth Fund, Inc.

Lord Abbett Global Fund, Inc.

Lord Abbett Emerging Markets Bond Fund

Lord Abbett Emerging Markets Corporate Debt Fund

Lord Abbett Global Bond Fund

Lord Abbett Investment Trust

Lord Abbett Convertible Fund

Lord Abbett Core Fixed Income Fund

Lord Abbett Core Plus Bond Fund

Lord Abbett Corporate Bond Fund

Lord Abbett Floating Rate Fund

Lord Abbett High Yield Fund

Lord Abbett Income Fund

Lord Abbett Inflation Focused Fund

Lord Abbett Multi-Asset Balanced Opportunity Fund

Lord Abbett Multi-Asset Income Fund

Lord Abbett Short Duration Core Bond Fund

Lord Abbett Short Duration Income Fund

Lord Abbett Total Return Fund

Lord Abbett Ultra Short Bond Fund

Lord Abbett Mid Cap Stock Fund, Inc.

Lord Abbett Municipal Income Fund, Inc.

Lord Abbett California Tax-Free Income Fund

Lord Abbett High Yield Municipal Bond Fund

Lord Abbett Intermediate Tax Free Fund

Lord Abbett National Tax-Free Income Fund

Lord Abbett New Jersey Tax-Free Income Fund

Lord Abbett New York Tax-Free Income Fund

Lord Abbett Short Duration High Yield Municipal Bond Fund

Lord Abbett Short Duration Tax Free Fund

Lord Abbett Research Fund, Inc.

1 As amended April 2, 2020 to reflect the addition of Lord Abbett Climate Focused Bond Fund and Lord Abbett Short Duration High Yield Fund.

Lord Abbett Dividend Growth Fund2

Lord Abbett Growth Opportunities Fund

Small-Cap Value Series

Lord Abbett Securities Trust

Lord Abbett Alpha Strategy Fund

Lord Abbett Durable Growth Fund

Lord Abbett Focused Growth Fund

Lord Abbett Focused Large Cap Value Fund

Lord Abbett Focused Mid Cap Value Fund3

Lord Abbett Focused Small Cap Value Fund4

Lord Abbett Fundamental Equity Fund

Lord Abbett Global Equity Research Fund

Lord Abbett Growth Leaders Fund

Lord Abbett Health Care Fund

Lord Abbett International Equity Fund

Lord Abbett International Opportunities Fund

Lord Abbett International Value Fund

Lord Abbett Micro-Cap Growth Fund

Lord Abbett Value Opportunities Fund

Lord Abbett Series Fund, Inc.

Bond-Debenture Portfolio

Developing Growth Portfolio

Dividend Growth Portfolio5

Fundamental Equity Portfolio

Growth and Income Portfolio

Growth Opportunities Portfolio

Mid Cap Stock Portfolio

Short Duration Income Portfolio

Total Return Portfolio

Lord Abbett Trust

Lord Abbett Climate Focused Bond Fund

Lord Abbett Short Duration High Yield Fund

Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.

2 Effective April 1, 2020, Lord Abbett Calibrated Dividend Growth Fund was renamed Lord Abbett Dividend Growth Fund.

3 As amended January 25, 2019 to reflect the addition of Lord Abbett Focused Mid Cap Value Fund, a series of Lord Abbett Securities Trust

4 Effective July 1, 2019, Lord Abbett Micro-Cap Value Fund was renamed Lord Abbett Focused Small Cap Value Fund.

5 Effective April 1, 2020, Calibrated Dividend Growth Portfolio was renamed Dividend Growth Portfolio.